Exhibit 10.2

SWIFT TRANSPORTATION COMPANY

2007 OMNIBUS INCENTIVE PLAN

AWARD NOTICE

GRANTEE:	[Name of Grantee]

TYPE OF AWARD:	[Incentive][Nonqualified] Stock Option (See below and refer to the Plan for limitations)

NUMBER OF SHARES:	[ ]

EXERCISE PRICE PER SHARE:	$[ ]

DATE OF GRANT:	[ , 20 ]

EXPIRATION DATE:	[ , 20 ]

1. Grant of Option. This Award Notice serves to notify you that Swift Transportation Company, a Delaware corporation (the “Company”), hereby grants to you, under the Company’s 2007 Omnibus Incentive Plan (as amended, the “Plan”), an option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares set forth above (the “Option Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), at the price per Share set forth above (the “Exercise Price”). The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from the Company’s Chief Financial Officer upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan. The sale of these securities (Option Shares) has been registered with the Securities and Exchange Commission (“SEC”) on Form S-8. You may obtain a copy of the S-8 registration statement, the related prospectus and the Plan on the SEC website at www.sec.gov or you may request a copy by emailing the Company Investor Relations at investor_relations@swifttrans.com.

2. Term. Unless the Option is previously terminated pursuant to the terms of the Plan, the Option will expire at the close of business on the expiration date set forth above (the “Expiration Date”).

3. Vesting and Exercisability. Subject to the terms and conditions set forth in this Award Notice and the Plan, the Option will vest and become exercisable commencing in accordance with the following schedule:

Vesting Date	Cumulative Percentage of Option Shares Vested
First anniversary of the date of grant set forth above (“Grant Date”)	33 1/3%
Second anniversary of Grant Date	66 2/3%
Third anniversary of Grant Date	100%

No vesting shall occur following termination of your Service (as defined in Section 7(d)) with the Company or any Subsidiary.

4. Exercise.

(a) Method of Exercise. To the extent exercisable under Section 3, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one (1) share of Common Stock in any single transaction. The Option shall be exercised by your giving written notice of such exercise to the Company specifying the number of Option Shares that you elect to purchase and the Exercise Price to be paid. Upon your payment of the Exercise Price and the Company’s determination that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan, the Company shall issue to you a certificate for the Option Shares purchased on the earliest practicable date (as determined by the Company) thereafter.

(b) Payment of Exercise Price. To the extent permissible under the Plan, the Exercise Price may be paid as follows:

(i) In United States dollars in cash or by check, bank draft, or money order payable to the Company;

(ii) At the sole discretion of the Committee, through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Exercise Price, provided, however, that you have held such shares of Common Stock for a sufficient period of time, as determined by the Committee in its discretion, that delivery of such shares will not result in an adverse accounting charge to the Company;

(iii) Subject to any and all limitations imposed by the Committee from time to time (which limitations may not be uniform with respect to you and other Participants in the Plan), a “cashless exercise,” whereby you would (A) irrevocably instruct a broker or dealer to sell, on your behalf, Option Shares to be issued upon exercise pursuant to this Award Notice and deliver cash sale proceeds derived therefrom to the Company in payment of the Exercise Price and (B) direct the Company to deliver such Option Shares directly to such broker or dealer;

(iv) Any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which limitations may not be uniform with respect to you and other Participants in the Plan); or

(v) At the sole discretion of the Committee, in any combination of Section 4(b)(i), 4 (b)(ii), 4(b)(iii), and 4(b)(iv) above.

The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or Option Shares as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or Option Shares to exercise the Option as it deems appropriate. Among other factors, the Committee will consider the restrictions of Rule 16b-3 of the Exchange Act, Section 402 of the Sarbanes-Oxley Act, and any successor laws, rules, or regulations.

(c) Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made by one or any combination of the following methods: (i) in cash or by check, (ii) by the Company withholding such taxes from any other compensation owed to you by the Company or any Subsidiary, (iii) pursuant to a cashless exercise program as contemplated in Section 4(b)(iii) above, or (iv) any other method approved or accepted by the Committee in its sole discretion, subject, in the case of Section 4(c)(iii) and this Section 4(c)(iv), to any and all limitations imposed by the Committee from time to time (which limitations may not be uniform with respect to you and other Participants in the Plan) as contemplated in Section 4(b)(iii) and Section 4(b)(iv) above.

5. Effect of Death. In the event of your death prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one (1) year after the date of your death, but only: (a) by your estate, (b) to the extent that the Option was vested and exercisable on the date of your death, and (c) prior to the close of business on the Expiration Date of the Option (if earlier than one year after the date of your death). Any portion of the Option that has not vested prior to your death shall be forfeited as of the date of your death.

6. Effect of Disability. In the event of your Disability (as defined below) prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one (1) year after the date of your Disability, but only: (a) to the extent that the Option was vested and exercisable on the date of your Disability, and (b) prior to the close of business on the Expiration Date of the Option (if earlier than one year after the date of your Disability). The term “Disability” means you are permanently and totally disabled within the meaning of Section 22(e)(3) of the Code. Any portion of the Option that has not vested prior to your Disability shall be forfeited as of the date of your Disability.

7. Effect of Other Termination.

(a) With Cause. Upon termination of your Service (as defined in Section 7(d)) by the Company or a Subsidiary for Cause (as defined in Section 7(c)) prior to the complete exercise of the Option, the remaining portion of the Option, whether or not then exercisable, shall be forfeited as of the date of such termination and shall no longer be exercisable on or after such date of termination.

(b) Without Cause. Upon (i) your voluntary termination of Service for any reason other than your death or Disability or (ii) termination of your Service by the Company or a Subsidiary for any reason other than for Cause prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within three (3) months after the date of such termination, but only: (A) to the extent that the Option was vested and exercisable on the date of such termination and (B) prior to the Expiration Date of the Option (if earlier than three months after the later of the date of such termination). Any portion of the Option that has not vested prior to termination of your Service shall be forfeited as of the date of your termination.

(c) “Cause” Defined. The term “Cause” means (i) your willful and continued failure substantially to perform your duties with the Company or a Subsidiary after written warnings identifying the lack of substantial performance are delivered to you to identify the manner in which the Company or a Subsidiary believes that you have not substantially performed your duties, (ii) your willful engaging in illegal conduct which is materially and demonstrably injurious to the Company or any Subsidiary, (iii) your commission of a felony, (iv) your material breach of a fiduciary duty owed by you to the Company or any Subsidiary, (v) your intentional, unauthorized disclosure to any person of confidential information or trade secrets of a material nature relating to the business of the Company or any Subsidiary, (vi) your material breach of any employment agreement between you and the Company or any Subsidiary, or (vii) your engaging in any conduct that the Company’s or a Subsidiary’s written rules, regulations, or policies specify as constituting grounds for discharge.

(d) “Service” Defined. For purposes of this Agreement, unless otherwise (i) determined by the Committee, or (ii) set forth in an employment agreement or any other written agreement between you and the Company or any Subsidiary, you will be deemed to be in “Service” to the Company so long as you render continuous service on a periodic basis to the Company (or to any Subsidiary of the Company) in the capacity of an Employee, Director, Consultant, or other advisor (but, in the case of a Consultant or other advisor, only in the discretion of the Committee and only if there was some initial Service as an Employee or Director). You will be considered to be an Employee for so long as you remain in the employ of the Company or any Subsidiary of the Company. Except as otherwise (A) determined by the Committee, or (B) set forth in an employment agreement or any other written agreement between you and the Company or any Subsidiary, your Service with the Company shall be deemed terminated if your leave of absence (including military or other bona fide leave of absence) extends for more than 90 days and your continued Service with the Company is not guaranteed by contract or statute; provided that whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Service shall be determined by the Committee in its absolute discretion.

8. Effect of Change In Control; Tender Offers, Etc.

(a) In General. Notwithstanding Section 3 and (i) except as otherwise provided in a written employment agreement or other written agreement between you and the Company or any Subsidiary, and (ii) unless otherwise provided by the Board in connection with a Change in Control (as defined in Section 8(b)), if the Acquirer (as defined below) in a Change In Control does not either assume the Company’s obligations under this Option and/or substitute for this Option a substantially equivalent option for the Acquirer’s securities, then the unvested portion of this Option shall be immediately vested and exercisable in full immediately prior to the consummation of the Change In Control. The vesting and exercise of this Option that is permissible solely by reason of this Section 8(a) shall be conditioned upon the consummation of the Change In Control. Unless otherwise provided by the Board, this Option shall terminate and cease to be outstanding effective as of the consummation of the Change In Control to the extent that it is neither (A) assumed by or substituted for by the Acquirer in connection with the Change In Control nor (ii) vested and/or exercised by you in connection with the consummation of the Change In Control. For purposes of this Section 8, the term “Acquirer” means the person or entity that is the surviving, continuing, successor or purchasing person or entity, as the case may be, in the Change In Control.

(b) “Change In Control” Defined. Unless otherwise set forth in an employment agreement or any other written agreement between you and the Company or any Subsidiary, the term “Change In Control” means the occurrence of any of the following:

(i) A change in control of the Company of a nature that would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (ii) in response to Item 5.01 of Form 8-K as in effect on the Grant Date, as promulgated under the Exchange Act (or any successor provisions or reports thereunder), or (iii) in any other filing by the Company with the Securities and Exchange Commission.

(ii) A transaction or series of transactions after the Grant Date in which any “person” within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act, other than a Permitted Holder (as defined in Section 8(c)) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: (A) any acquisition by any person or entity if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the Acquiror (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; (B) any acquisition directly from the Company; (C) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such person to more than the percentage set forth above; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (E) any acquisition by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 8(b)(iii); or (F) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a Change In Control in such a situation.

(iii) Consummation by the Company of a Business Combination (as defined below) unless, following such Business Combination, (A) more than seventy-five percent (75%) of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For purposes of this Section 8(b)(iii), “Business Combination” means a reorganization, merger or consolidation of the Company with another person or sale or other disposition of all or substantially all of the assets of the Company to any person other than to a Subsidiary or a Permitted Holder or the acquisition of assets of another corporation.

(iv) Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

Notwithstanding the foregoing, however, if this Award Option is intended to comply with Section 409A of the Code, the term “Change In Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined under Treasury Regulation Section 1.409A-3(i)(5), as such definition may be modified by subsequent Treasury Regulations or other guidance.

(c) “Permitted Holder” Defined. The term Permitted Holder means (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators, (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof, (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes, and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders.

(d) Tender Offers, Etc. The Committee, in its discretion (i) may accelerate vesting of all or any portion of the Option so that any shares of Common Stock issuable upon exercise of this Option can be tendered in response to a tender offer for, or a request or invitation to tender of, greater than 50% of the outstanding Common Stock of the Company or (ii) may provide that all or any portion of this Option may be surrendered in a merger, consolidation or share exchange involving the Company (other than a transaction that would result in a Change In Control), provided that the securities or other consideration received in exchange thereof shall thereafter be subject to such restrictions and conditions as may be determined by the Committee, in its discretion.

9. Notice of Disposition of Shares. If this Option is intended to be an Incentive Stock Option, you hereby agree that you shall promptly notify the Company of the disposition of any of the Option Shares acquired upon exercise of the Option, including a disposition by sale, exchange, gift, or transfer of legal title, if such disposition occurs within two (2) years from the Grant Date or within one (1) year from the date that you exercise the Option and acquire such Option Shares.

10. Nonassignability. The Option may not be alienated, transferred, assigned, or pledged. Except as otherwise provided by Section 5 of this Award Notice, the Option is only exercisable by you during your lifetime.

11. Limitation of Rights. You will not have any rights as a stockholder with respect to the Option Shares until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option, nor this Award Notice gives you any right to remain in the employment of the Company or any Subsidiary.

12. Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.

13. Restrictions on Issuance of Shares. If the number of Option Shares covered by this Award Notice (individually, or in combination with other Awards granted under the Plan) exceeds, as of the Grant Date, the number of shares of the Company’s Common Stock that may be issued under the Plan without stockholder approval, then this Option shall be void with respect to such excess shares unless the Company obtains stockholder approval of an amendment to the Plan increasing the number of shares of Common Stock issuable under the Plan prior to the exercise of this Option with respect to such excess shares. If at any time the Company determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14. Right to Repurchase Upon Triggering Event.

(a) The Company, at its discretion, may repurchase the Option Shares if a Triggering Event, as defined below, occurs. The Company shall exercise its rights hereunder by written notification to you to be given within one hundred eighty (180) days after the Board becomes aware of a Triggering Event provided, if you have held the Option Shares for less than six (6) months, then the Company’s rights hereunder shall be exercised solely by giving written notification to you within the one hundred eighty (180) day period measured from the date as of which the six (6) months have passed.

(b) A “Triggering Event” shall mean your employment is involuntarily terminated (or voluntarily terminates) because you are convicted for fraud, embezzlement, theft, or breach of any fiduciary duty. A repurchase of Option Shares in the event of a Triggering Event shall be for the Exercise Price.

(c) The failure of the Company to exercise its right to repurchase with respect to one event shall not preclude later exercise of the right to repurchase with respect to another event provided that all of the conditions of such later exercise set forth above have been met.

15. Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

16. Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate the Option with your consent.

17. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

18. Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to the Company’s office at 2200 South 75th Avenue, Phoenix, Arizona 85043, Attn: Chief Financial Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received.

* * * * * * * * * *

Dated: [            , 20    ].

SWIFT TRANSPORTATION COMPANY

By:

Printed Name:

Title:

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the Options granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: [            , 20    ].

Grantee: